UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

4145 North Service Road, Suite 200 Burlington, Ontario Canada	L7L 6A3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In our Current Report on Form 8-K, dated January 16, 2017, Generex Biotechnology Corporation (the “Company”) reported that the Company had entered into a letter of intent (“LOI”) with Emmaus Life Sciences, Inc. (“Emmaus”) contemplating that the Company will acquire a controlling interest in the outstanding capital stock of Emmaus for a total consideration of $225,000,000 in accordance with the terms and conditions therein (the "Proposed Acquisition").

Under the LOI, the Company was required to pay Emmaus the amount of $1,500,000 on or before February 6, 2017. On February 6, 2017, Emmaus granted Generex an extension of the payment date for these funds to February 16, 2017.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and documents attached hereto contain forward-looking information related to the Company, Emmaus and the Proposed Acquisition of Emmaus by the Company that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “plans,” “anticipates,” “expects,” “intends,” “future,” “may,” “will,” “could” or similar expressions. Forward-looking statements in this document include, among other things, statements about the conditions to be satisfied for the Proposed Acquisition to be consummated, Emmaus’ and the Company’s plans, objectives, expectations and intentions, the financial condition and business of Emmaus and the Company, Emmaus’ products, their development and anticipated approval in the U.S., and the anticipated timing of closing of the Proposed Acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the Proposed Acquisition in the anticipated timeframe or at all, including uncertainties as to the possibility that the Proposed Acquisition does not close; risks related to the ability to realize the anticipated benefits of the Proposed Acquisition, including the possibility that the expected benefits from the Proposed Acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the Proposed Acquisition on the market price of Emmaus’ and/or the Company’s common stock; unknown liabilities; the risk of litigation and/or regulatory actions related to the Proposed Acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development; whether and when any drug applications may be filed in any jurisdictions for any indications or any additional indications for Emmaus’ products; whether and when the FDA or any other applicable regulatory authorities may approve any such applications, which will depend on its assessment of the benefit-risk profile suggested by the totality of the efficacy and safety information submitted; decisions by the FDA or other regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of Emmaus’s products and pipeline assets; and competitive developments. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including its annual report on Form 10-K for the fiscal year ended July 31, 2016 and quarterly and current reports on Form 10-Q and 8-K.

Many of these factors are beyond Emmaus’ and the Company’s control.  Unless otherwise required by applicable law, Emmaus and the Company disclaim any intention or obligation to update forward-looking statements contained in these documents as the result of new information or future events or developments.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Letter From Emmaus Life Sciences, Inc. dated February 6, 2017 extending time for payment of $1,500,000.
99.1	Generex Biotechnology Corporation Press Release dated February 9, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: February 9, 2017	/s/ Joseph Moscato
President and Chief Executive Officer

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